SCHEDULE 14A INFORMATION

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GRAND TOYS INTERNATIONAL, INC.

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GRAND TOYS INTERNATIONAL, INC.

1710 Route Transcanadienne

Dorval, Quebec, H9P 1H7

CANADA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on March 23, 2004

To our Shareholders:

You are cordially invited to attend the Annual Meeting of the Shareholders (the "Annual Meeting") of Grand Toys International, Inc. (the "Company"), which will be held at the offices of the Company, 1710 Route Transcanadienne, Dorval, Quebec, CANADA on March 23, 2004, at 11:00 am (Montreal time) for the following purposes:

    To elect seven directors (Proposal 1);

    To consider and act upon a proposal to ratify the appointment by the Board of Directors of KPMG LLP as independent chartered accountants for the Company for the 2003 fiscal year (Proposal 2); and

    To transact such other business as may properly come before the Annual Meeting and all adjournments thereof.

Shareholders of record at the close of business on February 23, 2004 are entitled to notice of, and to vote at, the Annual Meeting.

Whether or not you plan to attend the 2002 Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to make certain that your shares will be represented and voted.

Thank you for your support and continued interest in Grand Toys International, Inc.

YOU MAY REVOKE THE PROXY AT ANY TIME

BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

By order of the Board of Directors,

Elliot Bier

Secretary

Dated: Dorval, Quebec, Canada

January 30, 2004

TABLE OF CONTENTS

GRAND TOYS INTERNATIONAL, INC.	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT	3
DIRECTOR COMPENSATION	6
MEETINGS OF THE BOARD OF DIRECTORS	6
AUDIT COMMITTEE	6
COMPENSATION COMMITTEE	6
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION	6
CERTAIN BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS	7
EXECUTIVE OFFICERS	7
KEY EMPLOYEES	8
EXECUTIVE COMPENSATION	8
SUMMARY COMPENSATION TABLE	8
OPTION GRANTS IN 2002	9
AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002 AND OPTION
VALUES AS OF DECEMBER 31, 2002	9
EMPLOYMENT AGREEMENTS	9
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	9
PERFORMANCE GRAPH	11
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	11
AUDIT COMMITTEE REPORT	12
VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION	15
OTHER MATTERS	15
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING	16

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GRAND TOYS INTERNATIONAL, INC.

PROXY STATEMENT

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation by the Board of Directors of Grand Toys International, Inc. of proxies to be voted at our Annual Meeting to be held on March 2, 2004 at the principal offices of the Company, 1710 Route Transcanadienne, Dorval, Quebec, CANADA 11:00 a.m. (Montreal time). Proxy statements are first being sent to stockholders on or about February 23, 2004. All properly executed proxies in the accompanying form received by us prior to the Annual Meeting will be voted at the Annual Meeting. Any proxy may be revoked at any time before it is exercised by giving notice in writing to our Secretary, by granting a proxy bearing a later date or by voting in person.

Unless context otherwise requires, the terms the "Company", "we", "our" and "us" refer to Grand Toys International, Inc., its U.S. subsidiaries, which include Grand Toys (U.S.) Ltd. ("Grand U.S."), Sababa Toys Inc. ("Sababa") and Ark Puzzles, Inc. ("Ark"); and our Canadian subsidiaries, which includes Grand Toys Ltd. ("Grand Ltd.") and formerly Grand Concepts Inc. up until January 29, 2002 "Concepts), ("Grand Ltd." with "Concepts", collectively "Grand Toys Ltd.").

Procedural Matters

Shareholders of record as of the close of business on February 23, 2004 (the "Record Date") are entitled to receive notice of, to attend, and to vote at the Annual Meeting. There were 5,355,244 shares of Common Stock issued and outstanding on the Record Date. Each share has one vote on all matters. The closing sale price of Common Stock as reported on the Nasdaq SmallCap Market on the Record Date was $____ per share.

A shareholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company's Corporate Secretary at the Company's principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.

Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. and each shareholder may be asked to present valid picture identification such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Required Vote

In the election of directors, Proposal 1, the seven candidates receiving the highest number of affirmative votes will be elected as directors. Proposal 2 requires for approval the affirmative vote of a majority of the shares represented and voting if a quorum is present.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "represented and voting" at the Annual Meeting with respect to such matter. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the quorum for the transaction of business, but will not be counted for purposes of determining the number "represented and voting" with respect to a proposal.

Proxy Voting

Shareholders may vote without attending the meeting by submitting a proxy. If specific voting instructions are provided, the shares will be voted as indicated. If a proxy card is returned without voting instructions, the shares represented by the proxy will be voted for the election of the nominees for director and for Proposal 2 and as the persons named as proxies deem advisable on such other matters that may come before the annual meeting.

The Board of Directors does not intend to present at the Annual Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment.

Only shareholders of record at the close of business on February 23, 2004 will be entitled to vote at the Annual Meeting or any adjournments thereof.

It is desirable that as large a proportion as possible of the shareholders' interests be represented at the Annual Meeting. Therefore, even if you intend to be present at the Annual Meeting, you are requested to sign and return the enclosed proxy to ensure that your stock will be represented. If you are present at the Annual Meeting and desire to do so, you may withdraw your proxy and vote in person by giving written notice to our Secretary. Please return your executed proxy promptly.

Except as otherwise indicated, references in this proxy statement to dollars or "$" are United States dollars.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of February 2, 2004 by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's common stock, (ii) each of the Company's directors and director nominees, (iii) each of the Company's Named Executive Officers (as defined below) and (iv) all of the Company's executive officers and directors as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class and Voting Power (1)
Stephen Altro 1710 Rte. Transcanadienne Dorval, QC, Canada, H9P 1H7	931,268 (2)	17.14%
David Mars 1710 Rte. Transcanadienne Dorval, QC, Canada H9P 1H7	917,106 (3)	16.94%
Livescore Finance Company Ltd. C/o Insinger Trust Standard Charter Bank Bld., 4-4A Des Voeux, Hong Kong	472,500 (4)	8.75%
Robenham Inc. C/o Insinger Trust Standard Charter Bank Bld., 4-4A Des Voeux, Hong Kong	472,500 (5)	8.75%
Faxfleet Holdings Ltd. C/o Insinger Trust Standard Charter Bank Bld., 4-4A Des Voeux, Hong Kong	452,500 (6)	8.38%
Spellord Inc. C/o Insinger Trust Standard Charter Bank Bld., 4-4A Des Voeux, Hong Kong	452,500 (7)	8.38%
R. Ian Bradley 1710 Rte. Transcanadienne Dorval, QC, Canada, H9P 1H7	300,000 (8)	5.38%
Ofer Nissim 65 High Ridge Road, Suite 500 Stanford, CT, 06905	284,874 (9)	5.31%
James B. Rybakoff 780 Third Avenue New York, NY 10017	139,859 (10)	2.59%
Elliot L. Bier 999 Boul. de Maisonneuve Ouest Montreal, QC, Canada H3A 3L4	38,750 (11)	0.72%
Michael Kron 6950 Cote-St Luc Rd., #1111 Montreal, QC, Canada H4V 2Z9	875	-
Earl Azimov 5603 Parkhaven Avenue Cote St-Luc, QC, Canada H4W 1X2	875	-
Michael Seltzer 10101 Collins Ave., Pent. #14 Bal Habour, FL 33514	875	-
All Executive officers and directors as a group (seven persons)	2,029,608 (12)	37.90%

  Computed on the basis of 5,355,244 shares of Common Stock and, with respect to those persons holding shares of Series B Convertible Redeemable Preferred Stock, warrants or options to purchase Common Stock exercisable within sixty (60) days, the number of shares of Common Stock that are issuable upon the exercise thereof.

  Includes 302,054 shares and warrants held by 2870304 Canada Inc., 323,714 shares and warrants held by 136011 Canada Inc. (controlled by Mr. Altro), and 305,500 shares, warrants and options to purchase commons stock held by Mr. Altro. The company, 2870304 Canada Inc., is a privately-held corporation controlled by Mr. Altro, and of which his wife and children are the only other stockholders.

  Includes 457,144 shares and warrants held by 136012 Canada Inc. (controlled by Mr. Mars), 145,962 shares and warrants held by 2884330 Canada Inc., and 314,000 shares, warrants and options to purchase Common Stock held by Mr. Mars. The company, 2884330 Canada Inc., is a privately held corporation controlled by Mr. Mars, and of which his wife and children are the only other stockholders.

  Includes 42,500 warrants to purchase Common Stock and 430,000 shares to purchase Common Stock.

  Includes 42,500 warrants to purchase Common Stock and 430,000 shares to purchase Common Stock

  Includes 42,500 warrants to purchase Common Stock and 410,000 shares to purchase Common Stock.

  Includes 42,500 warrants to purchase Common Stock and 410,000 shares to purchase Common Stock.

  Represents 75,000 shares and 225,000 warrants to purchase Common Stock issuable upon conversion of our Series B Convertible Redeemable Preferred Stock.

  .Includes options to purchase 12,500 shares of Common Stock. Mr. Nissim's holding of 272,374 shares is held indirectly through Knox Security Engineering Corp. and Ark Foundation LLC.

  Includes warrants to purchase 55,000 shares and 82,609 shares of Common Stock issuable to Akin Bay Company LLC pursuant to that certain Warrant Agreement dated August 1999, and options to purchase 2,250 shares of Common Stock issued pursuant to our Stock Option Plan. Mr. Rybakoff is the controlling member of Akin Bay.

  Includes 500 shares and 38,250 options to purchase shares of Common Stock .

See Footnotes (1) - (11).

DIRECTORS AND DIRECTOR NOMINEES

Set forth below is the name, age, principal occupation during the past five years and other information concerning each director and nominee. The information presented with respect to each director nominee has been furnished by that person.

Name	Age	Director Since
Elliot Bier	53	July 1993
Stephen Altro	65	July 1993
David Mars	65	July 1993
James B. Rybakoff	36	May 1996
Michael Kron	40	June 2002
Earl Azimov	41	June 2002
Michael Seltzer	53	June 2002

Elliot L. Bier has been a practicing attorney in Montreal for the last 24 years. He has been a senior partner in Adessky Poulin, Grand US' Canadian legal counsel for the last 10 years. Since November 16, 2000, Mr. Bier has served as Chairman of Grand US. From May 2001 to June 2003, Mr. Bier also served as the Chief Operating Officer of Polystar Inc., a Montreal-based plastics company.

Stephen Altro has held executive positions with Grand Toys Ltd., Grand US' Canadian operating subsidiary, for over 41 years. From July 20, 1993 to June 30, 2000, Mr. Altro served as Chairman, President and Chief Executive Officer of Grand US. Mr. Altro co-founded Grand Toys Ltd. with David Mars in 1961. Since June 30, 2000, Mr. Altro has been engaged as a consultant to Grand US.

David Mars has held executive positions with Grand Toys Ltd. for over 41 years. From July 20, 1993 to June 30, 2000, Mr. Mars served as Vice-Chairman of Grand US. Mr. Mars co-founded Grand Toys Ltd. with Stephen Altro in 1961. Since June 30, 2000, Mr. Mars has been engaged as a consultant to Grand US.

James B. Rybakoff is also the President of Akin Bay Company, L.L.C., a NASD member investment bank and brokerage firm, which Mr. Rybakoff co-founded in 1990.

Michael Kron is co-founder and has served as Chief Operating Officer of Miazzi Ventures Inc., an investment company located in Montreal Canada since 1992. Mr. Kron is a Canadian Chartered Accountant.

Earl Azimov is co-founder and has served as Chief Executive Officer of Miazzi Ventures Inc., an investment company located in Montreal Canada since 1992. From 1992 to 1995, Mr. Azimov was President of Zellers Optical Centers.

Michael Seltzer Chairman of Sam Seltzer's Steak Houses of America since 1997. Since February 2002, Mr. Seltzer has also served as of President Sam Seltzer's Steak Houses of America.

Directors are elected annually by the shareholders and hold office until the next Annual Meeting and until there successors are elected and qualified. Executive officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers.

Director Compensation

Directors who are also officers of the Company are not paid any compensation for attendance at directors' meetings or for attending or participating in any committee meetings but are eligible to participate in the Company's Stock Option Plan. Non-employee Directors of the Company are compensated for their services and attendance at meetings through the automatic grant of 125 options per quarter pursuant to the Company's Stock Option Plan. The exercise price of options granted to non-employees directors is the market price of the Company's common stock on the first day of each quarter.

During the year 2002, Elliott Bier received an amount of $27,000 for chairman fees and Steve Altro and David Mars each received an amount of $33,000 for consulting fees.

Meetings of the Board of Directors

During the fiscal year ended December 31, 2002, the Board of Directors held six meetings and each of the Directors attended all of the meetings.

Audit Committee

The Audit Committee consists of Michael Kron, Earl Azimov and Michael Seltzer. The Audit Committee (i) recommends to the Board the conditions, compensation and term of appointment of independent chartered accountants for the audit of our financial statements, (ii) reviews the Company's examination reports prepared by regulatory authorities, and (iii) provides the Board with such assistance as is necessary with respect to the Company's corporate and reporting practices. The Audit Committee may also from time to time confer with the auditors to exchange views relating to the scope and results of the audit. The Audit Committee operates through a written charter. During the fiscal year ended December 31, 2002, the Audit Committee did not hold any meetings, but took action by written consent two times.

Compensation Committee

The Compensation Committee consists of three directors: Michael Kron, Earl Azimov and Michael Seltzer. The Compensation Committee reviews and approves the compensation for the Company's senior management, officers and directors. It also administers the Company's Stock Option Plan. During the fiscal year ended December 31, 2002, the Compensation Committee did not hold any meetings, but took action by written consent two times.

The Board of Directors does not have a standing nominating committee or one performing similar functions.

Compensation Committee Interlocks and Insider Participation

Until June 28th, 2002, Elliot L. Bier and James B. Rybakoff served as the members of Grand US' Compensation Committee. None of the members of Grand US' Compensation Committee was, during the fiscal year ended December 31, 2002, one of our officers or employees, or one of our former officers, except that Mr. Bier served as our Chairman in a non-employee capacity. Other than as described in the preceding sentence, no executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee;
    served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee; or
    served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company's.

Certain Business Relationships and Related Transactions

Mr. Bier, a Director of the Company, is a senior partner at Adessky, Poulin, which performs legal services for us in Canada. During the fiscal year ended December 31, 2002, we paid Adessky, Poulin an aggregate of $21,000 for legal fees and related disbursements.

Grand Toys (H.K.), an affiliate of the Company owned by Mr. Altro and Mr. Mars, assists the Company in obtaining competitive sourcing of products in Asia. All transactions of Grand Toys (H.K.) are performed on behalf of the Company at cost. The dollar value of the transactions was $121,000 for the year ended December 31, 2002 and $155,000 for the year ended December 31, 2001.

In December 2001, David Mars and Stephen Altro purchased shares of Series B Convertible Redeemable Preferred Stock. David Mars invested $195,000 and received 195,000 shares at $1.00 each and 585,000 warrants to purchase Common Stock at an exercise price of $0.01 each. In March 2002, Mr. Mars invested an additional $200,000 and received 200,000 shares at $1.00 each and 600,000 warrants to purchase Common Stock at an exercise price of $0.01 each. Stephen Altro invested $200,000 and received 200,000 shares at $1.00 each and 600,000 warrants to purchase Common Stock at an exercise price of $0.01 each.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers

Our executive officer is:

Tania M. Clarke	Executive Vice President and Chief Financial Officer

Tania M. Clarke, 36 years old, has served as the Executive Vice-President and Chief Financial Officer of the Company and Grand Toys Ltd. since December 4, 2000, and has been employed by the Company and its subsidiaries in various other financial capacities since May 3, 1993. Ms. Clarke held the positions of Assistant-Controller and Controller prior to accepting the position of Executive Vice-President and Chief Financial Officer at the Company. Prior thereto, Ms. Clarke was employed by KPMG LLP, as an external auditor for 3 years. Ms. Clarke is a Canadian Chartered Accountant and a U.S. Certified Public Accountant.

Key Employees

Our management regards the following persons, although not executive officers, as key employees:

Robert Herbst has been the Vice-President of Operations of Grand Toys Ltd. since May 2001. Prior thereto, Mr. Herbst worked at Grand Toys Ltd. in various capacities for 26 years.

Terry Maddison has been the Director of Sales for Grand Toys Ltd. since October 10, 2001. Prior thereto Mr. Maddison worked at Tucker Plastics and the Home Depot.

Executive Compensation

The following table summarizes certain information regarding compensation awarded, paid or accrued by the Company for the fiscal years ended December 31, 2000, 2001 and 2002, respectively, to Ian Bradley who was the only person to serve as the Company's Chief Executive Officer during the year ended December 31, 2002. No other executive officer or key employee who served in such capacity at December 31, 2002 had total annual salary and bonus for the year ended December 31, 2002, 2001 and 2000 in excess of $100,000.

Summary Compensation Table
	Annual Compensation				Long-term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)

Stephen Altro	2002	33,000 (3)	-	-
Acting President & Chief	2001	34,000 (4)	-	-
Executive Officer (1)	2000	102,000 (5)	-	46,000 (8)	-	-

Ian Bradley	2002	82,711 (3)	-	6,600 (6)	-	-
Chief Executive	2001	112,051 (4)	-	10,500(7)	37,500	-
Officer and President (2)	2000	-	-	-	-	-

    Mr. Stephen Altro has been the Company's acting President since June 8, 2002.

    Mr. Bradley joined the Company on January 16, 2001 and resigned on June 7, 2002.

    Such amounts are based upon an exchange rate Canadian $1.57 to United States $1.00 (the exchange rate on December 31, 2002).

    Such amounts are based upon an exchange rate Canadian $1.55 to United States $1.00 (the exchange rate on December 31, 2001).

    Such amounts are based upon an exchange rate Canadian $1.48 to United States $1.00 (the exchange rate on December 31, 2000).

    Other annual compensation for Mr. Bradley consists of $4,000 for car benefits and $2,600 disability insurance.

    Other annual compensation for Mr. Bradley consists of $6,000 for car benefits and $4,500 disability insurance.

    Other annual Compensations for Mr. Altro consist of $14,000 for car lease payments, $12,000 for annual country club dues and $20,000 for life insurance premiums.

Option Grants in 2002

No options were granted to the Executives named in the summary Compensation table above.

Aggregated Option Exercises in Fiscal Year 2002 and Option Values as of December 31, 2002

Mr. Bradley did not exercise any options during the year ended December 31, 2002.

The following table provides information about stock option exercises by the Named Executive Officers during fiscal year 2002 and stock options held by each of them at fiscal year-end. Values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2002, as determined by the closing price of our Common Stock on that date as reported by NASDAQ.
Name	Shares Acquired On Exercise (#)	Value Realized $(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options At Fiscal Year-End ($)
			Exercisable	Unexercisable	Exercisable (2)	Unexercisable
Ian Bradley	-	-	37,500	-	$93,750	-

  Closing stock price on December 31, 2002 was $1.00.

Employment Agreements

Except for stock option agreements, the Company does not currently have any agreements with its executive officers regarding the terms of their employment.

Compensation Committee Report on Executive Compensation

General. The Compensation Committee is composed of non-employee Directors who review recommendations as to senior executive officer compensation which, upon the approval of the Compensation Committee, are submitted to the Board of Directors. The members of the Compensation Committee also administer the Stock Option Plan of the Company under which options have been granted on a discretionary basis to senior executive officers. The Compensation Committee's overall compensation policy applicable to executive officers is to provide a compensation package that is intended to attract and retain qualified executives for us and to provide them with incentives to achieve our goals and increase shareholder value. The Compensation Committee implements this policy through salaries, bonuses, stock options, a retirement savings plan, and employment agreements and miscellaneous personal benefits.

CEO Compensation. Mr. Bradley was employed as Chief Executive Officer and President, and had agreed to devote his full time and efforts to our business. We agreed to pay Mr. Bradley a base salary of Canadian $182,500 (approximately U.S. $116,000 as of December 31, 2002). Mr. Bradley resigned on June 7, 2002.

Salaries. The Compensation Committee's policy is to provide salaries (i) that are approximately at the median of the salaries paid to similar executive officers in similar companies, adjusted in the Compensation Committee's subjective judgment to reflect differences in duties of the officers and differences in the size and stage of development of the companies, in order to attract and retain qualified executives and (ii) that compensate individual employees for their individual contributions and performance.

The Compensation Committee determines comparable salaries paid by other companies similar to us through its subjective evaluation of its members' knowledge of salaries paid by other companies, salary requests of individuals interviewed by us for open positions and recommendations of management.

Bonuses. The Compensation Committee's policy is to recommend bonuses that compensate executive officers for achieving our goals. In addition, the Compensation Committee's policy is to pay discretionary bonuses, determined near the end of the fiscal year, to compensate executive officers for performance or achievements during the fiscal year not covered by bonuses paid earlier in the year.

Stock Options. The Compensation Committee's policy is to award stock options to each of our officers, employees and directors in amounts reflecting the participant's position and ability to influence our overall performance, determined based on the Committee's subjective judgment after reviewing the number of options previously granted to such person, the number of options granted to persons in similar positions both with us and at other companies deemed comparable to us (based on the members' knowledge of options granted by other companies), the number of options remaining available for grant and management's recommendations.

Options are intended to provide participants with an increased incentive to make contributions to our long-term performance and growth, to join the interests of participants with the interests of our shareholders and to attract and retain qualified employees. The number of options granted to an executive in 2002 were granted as an inducement for employment.

The Compensation Committee's policy is to grant options with a term of ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Such options only provide compensation if the price of the underlying shares increases. The Committee's policy is also to provide new executives with options to attract them to us based on negotiations with new executives, management's recommendations and the Committee's subjective judgment primarily after reviewing the number of options granted to similar executives.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation." The Company is currently monitoring the applicability of Section 162(m) to its ongoing compensation arrangements. The Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible by reason of Section 162(m).

Retirement Savings Plan. We have adopted a group retirement savings plan for our Canadian employees. We contribute to this plan the lesser of (a) 50% of the employee's contribution to this plan; (b) 3% of the employee's gross earnings; or (c) Canadian $3,000 per employee. During the year ended December 31, 2002, we contributed approximately $12,000 to the plan.

Employment Agreements and Miscellaneous Personal Benefits. The Compensation Committee's policy has been to have employment agreements with each of its executive officers to provide them with specified minimum positions, periods of employment, salaries, fringe benefits and severance benefits, although there are no agreements at this time. These benefits are intended to permit the executive officer to focus his attention on performing his duties to us, rather than on the security of his employment, and to provide the officer with benefits deemed by the Compensation Committee to be suitable for the executive's office.

This report is provided in accordance with federal securities law requirements and is not intended to create any contractually binding employment rights for the benefit of any employee of the Company or its subsidiaries.

By the Compensation Committee

James B. Rybakoff

Michael Kron

Performance Graph

The following graph tracks an assumed investment of $100 on the last trading day of the calendar year indicated below in our Common Stock, the NASDAQ Stock Market and the NASDAQ Non-Financial Stocks sector, assuming full reinvestment of dividends. Past performance is not necessarily indicative of future performance.

Section 16(a) Beneficial Ownership Reporting Compliance

The directors and executive officers of the Company, and the owners of more than ten (10%) percent of the Company's outstanding Common Stock, are required to file reports with the Securities and Exchange Commission and with NASDAQ, reporting changes in the number of shares of the Company's Common Stock beneficially owned by them and provide the Company with copies of all such reports. Based solely on its review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all reports were timely made for the year ended December 31, 2002, with the exception of the following:

During the fiscal 2002, the following individuals were late with their Form 4 filings: Each of Mssrs. Elliot Bier, Stephen Altro, David Mars, James B. Rybakoff, Michael Kron, Earl Azimov and Michael Seltzer were required to file a Statement of Changes in Beneficial Ownership in connection with automatic grants of 125 options per quarter to non-employee directors of Registrant pursuant to the Company's Stock Option Plan. As of the date of this report, to our knowledge, each of the foregoing persons has filed a Form 4 reporting receipt of the automatic quarterly option grants.

Audit Committee Report

The Audit Committee of the Board of Directors of the Company is composed of three non-employee directors. The Audit Committee operates under a written charter adopted by the Board of Directors, and is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Michael Kron, Earl Azimov and Michael Seltzer. Each year, the Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has held discussions with management and KPMG LLP, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of KPMG LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

KPMG LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence. The Audit Committee further considered whether the provision by KPMG LLP of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors' independence.

Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of KPMG LLP as the Company's independent auditors for 2002, subject to stockholder ratification.

AUDIT COMMITTEE

Michael Kron

Earl Azimov
Michael Seltzer

OVERVIEW OF PROPOSALS

This Proxy Statement contains four proposals requiring shareholder action. Proposal No. 1 requests the election of seven directors to the Company's Board. Proposal No. 2 requests ratification of the appointment of the Company's independent auditors.

PROPOSAL NO. 1

Election Of Directors

The election of Directors will be by a plurality vote which means that the seven nominees for directors receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Pursuant to our By-laws, the number of directors constituting the full Board of Directors is determined from time to time by the Board of Directors or by the stockholders at any meeting. The number of Directors is currently fixed by the Board at seven.. At the Annual Meeting, action will be taken to elect a Board consisting of the four incumbent directors, Stephen Altro, David Mars, Elliot L. Bier and James B. Rybakoff and the following director nominees: Micheal Kron, Earl Azimov and Micheal Seltzer. All directors will serve until the next Annual Meeting of Shareholders and until their respective successors shall be duly elected and shall qualify.

Each of the incumbent directors and each other nominee has consented to be named a nominee in this Proxy Statement and to serve as a director if elected. It is the intention of the persons named in the accompanying form of proxy, unless shareholders otherwise specify by their proxies, to vote for the election of the nominees named below. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a director. Should any of the nominees be unable or unwilling to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees selected by the Board of Directors or the Board of Directors may be reduced in accordance with our By-laws. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was selected as a director or officer.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION TO THE BOARD OF ALL NOMINEES NAMED ABOVE.

PROPOSAL 2

ratification of the appointment of independent chartered accountants

KPMG LLP served as our independent auditors during 2001. Upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors selected KPMG LLP as our principal independent auditors to audit the Company's accounts for the year ending December 31, 2002, subject to ratification by the shareholders.

Audit Fees. The aggregate fees for professional services rendered by KPMG LLP in connection with its audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2002 fiscal year was approximately $ 75,154.

Financial Information Systems Design and Implementation. The Company incurred no expense in respect of professional services rendered by KPMG LLP relating to designing, implementing managing and/or operating the Company's information systems or local area network for the 2002 fiscal year.

All Other Fees. The aggregate fees for professional services rendered by KPMG LLP relating to all other non-audit services, including tax-related services for the 2002 fiscal year was approximately $29,281.

A representative of KPMG LLP is expected to be present at the meeting and to be available to respond to appropriate questions. The representative also will have an opportunity to make a statement if he or she chooses.

Vote Required and Board of Directors' Recommendation

Once a quorum is present, the affirmative vote of a majority of our common stock of the Company present in person or represented by proxy voting at the Meeting is required for ratification of the appointment of KPMG LLP.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

OTHER MATTERS

Our 2002 Annual Report is being mailed to shareholders contemporaneously with this Proxy Statement. We know of no other matters to be brought before the Annual Meeting. If other matters should properly come before the Annual Meeting, proxies will be voted on such matters in accordance with the best judgment of the persons appointed by the proxies.

We will bear all costs in connection with the solicitation of proxies for the Annual Meeting. We intend to request brokerage houses, custodians, nominees and others who hold stock in their names to solicit proxies from the persons who own stock, and such brokerage houses, custodians, nominees and others will, at their request, be reimbursed for their out-of-pocket expenses and reasonable clerical expenses. In addition to the use of the mails, solicitation may be made by our employees personally or by mail or telephone to the extent necessary in order to assure sufficient representation. No outside proxy solicitation firm is expected to be employed by us in respect of the Annual Meeting as of the date of this Proxy Statement.

Shareholder Proposals for the 2004 Annual Meeting

Shareholder proposals for the 2004 Annual Meeting must be received by us at our principal executive offices set forth above not later than January 1, 2004 in order to be included in our proxy materials.

By Order of the Board of Directors,

Elliot Bier

Secretary

Dated: January 30, 2004

PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY

GRAND TOYS INTERNATIONAL, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 23, 2004

The undersigned stockholder of GRAND TOYS INTERNATIONAL, INC. (the "Company") hereby appoints Elliot Bier, with full power of substitution and revocation, proxies of the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on March 23, 2004 at 11:00 a.m. at the offices of the Company, 1710 Route Transcanadienne, Dorval, Quebec, CANADA and at any adjournment thereof, with respect to:

1. To elect seven directors (Proposal 1);

2. To consider and act upon a proposal to ratify the appointment by the Board of Directors of KPMG LLP as independent chartered accountants for the Company for the 2002 fiscal year (Proposal 3); and

3. To transact such other business as may properly come before the Annual Meeting and all adjournments thereof.

The proxy will be voted in accordance with the instructions given on the other side, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED (1) SO AS TO ELECT THE LARGEST POSSIBLE NUMBER OF THE BOARD OF DIRECTORS' NOMINEES AND (2) FOR THE RATIFICATION OF THE APPOINTMENT OF KMPG LLP AS INDEPENDENT CHARTERED ACCOUNTANTS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

Please mark your vote as indicated in this example. ☒

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 1.

PROPOSAL 1 - Election of Directors: Elliot Bier, Stephen Altro, David Mars, James B. Rybakoff, Micheal Kron, Earl Azimov and Micheal Seltzer.

The Board of Directors WITHHOLD
Recommends Stockholders Authority to vote for all nominees
Vote FOR PROPOSAL 1. listed above.

FOR the nominees listed above (except as written to the contrary below) and, unless otherwise indicated, in their sole and absolute discretion, for one or more of such nominees in such manner so as to elect the largest number of such nominees.

(To withhold authority to vote for To vote for listed nominees, write "For"
any nominee write that nominee's in the space provided below.
name in the space provided below)

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 2.
PROPOSAL 2 - To consider and act upon a proposal to ratify the appointment by the Board of Directors of KPMG LLP as independent chartered accountants for the Company for the 2002 fiscal year.

FOR            AGAINST            ABSTAIN

Signature___________________ Signature___________________ Date___________

Please mark, date and sign exactly as your name(s) appear(s) above and return in the enclosed envelope. If acting as attorney, executor, administrator, trustee, guardian, etc., please give full title. If the signer is a corporation, please sign the full corporate name by fully authorized officer. If shares are held jointly, each stockholder named should sign.